Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT made this 16th day of May, 2011, by and among Biozone Pharmaceuticals, Inc., a Nevada corporation (the “Company”), Baker Cummins Corp., the Company’s wholly-owned subsidiary and a Nevada corporation (the “Buyer”) and Aero Pharmaceuticals, Inc., a Florida corporation (the “Seller”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof by and among the Company, the Buyer and the Seller (the “Purchase Agreement”), the Seller agrees to assign and transfer to Buyer, and Buyer agrees to purchase, as of the Closing Date, all right, title and interest of Seller under the Contracts and all rights, title and interest of Seller being transferred pursuant to Section 2.1(a) of the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, the Buyer agrees to assume all of the Assumed Liabilities as of the Closing Date.

NOW THEREFORE, in consideration of the premises and in accordance with the provisions of the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

1.1. Unless otherwise herein defined all terms used herein shall have the respective meanings ascribed to them in the Purchase Agreement.

1.2. Words importing singular number shall include the plural number and vice versa.  The words “herein,” “herewith,” “hereby,” “hereof' and words of similar import shall refer to this Agreement as a whole, and not any particular section, provisions or subdivision of this Agreement.

SECTION 2. Assignment of Interest.

Seller hereby assigns and transfers to Buyer all right, title and interest of Seller under the Contracts and all right, title and interest of Seller being transferred pursuant to Section 2.1(a) of the Purchase Agreement.

SECTION 3. Assignment and Assumption of Assumed Liabilities.

3.1. Seller hereby transfers and assigns to Buyer, all of the Assumed Liabilities.  Such transfer and assignment is effective as of the date hereof.

3.2. The Buyer hereby absolutely and irrevocably accepts and assumes to be solely liable and responsible for and to perform, satisfy and discharge all rights, liabilities and obligations of the Seller arising under or pursuant to Assumed Liabilities.  Such acceptance, assumption and covenant shall be effective as of the date hereof.

3.3. The Buyer hereby absolutely and irrevocably accepts and assumes to be solely liable and responsible for and to pay, perform, discharge and satisfy when due the Assumed Liabilities.  Such acceptance, assumption and covenant shall be effective as of the date hereof.

SECTION 4. Separate Agreement.

Notwithstanding any other provisions of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, and any of the obligations of Company, Buyer or Seller set forth in the Purchase Agreement nor shall this agreement expand or enlarge any remedies under the Purchase Agreement.

SECTION 5. Non-Merger; Miscellaneous.

5.1. The agreements, obligations, assumptions and covenants of the Buyer and the Seller under the Purchase Agreement are not merged into this agreement and shall, to the extent provided in the Purchase Agreement, survive the execution and delivery of this agreement, and the performance of the consummation of all transactions provided for in the Purchase Agreement.

5.2. This Assignment and Assumption Agreement shall be binding upon and enforceable against the Buyer, its assigns and successors.

5.3. This Assignment and Assumption Agreement shall be governed by and construed with in accordance with the internal laws of the State of Florida, without giving effect to the conflicts of laws principles thereof.

5.4. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BIOZONE PHARMACEUTICALS, INC.

By:	/s/ Robert Prego-Novo
Name:	Robert Prego-Novo
Title:	President

BAKER CUMMINS CORP.

By:	/s/ Elliot Maza
Elliot Maza
President

AERO PHARMACEUTICALS, INC.

By:	/s/ Dr. Jane Hsiao
Dr. Jane Hsiao
President